SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS

                    GAMCO INVESTORS, INC.
                                 5/24/00           10,000-           33.1625
                                 5/24/00           17,200-           33.6428
                                 5/23/00           18,000-           32.8417
                                 5/23/00           10,000-           32.2500
                                 5/22/00           22,000-           32.2439
                                 5/19/00           23,000-           33.0068
                                 5/19/00            9,300-           32.9899
                                 5/18/00           15,000-           33.0407
                                 5/18/00            5,000-           33.0025















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.